Exhibit 4.05


             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED

                                       AND

                           FIRST UNION NATIONAL BANK,


                                   As Trustee







                          FOURTH SUPPLEMENTAL INDENTURE

                          Dated as of February 12, 2001

                                       To

                                    INDENTURE

                           Dated as of January 1, 1996





                                Medium Term Notes
                             Due From Nine Months to
                       Thirty Years from Date of Issuance

                                        5
         FOURTH SUPPLEMENTAL INDENTURE, dated as of February 12, 2001 (this "Supplemental Indenture") between Public Service Company of North Carolina, Incorporated, a South Carolina corporation, as successor to Public Service Company of North Carolina, Incorporated, a North Carolina corporation (herein called the "Company"), and First Union National Bank, formerly First Union National Bank of North Carolina, as trustee (herein called the "Trustee") under the Indenture, dated as of January 1, 1996 (as such Indenture may heretofore have been amended and supplemented, the "Indenture") between the Company and the Trustee. Except as otherwise expressly provided in this Supplemental Indenture or otherwise clearly required by the context hereof or thereof all terms used herein or said form of Note that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

         WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of Securities, to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount that may be authenticated and delivered thereunder as in the Indenture provided; and

         WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of one or more additional series of Securities to be known as its Medium Term Notes (the "Notes"), the form and substance thereof, and the terms, provisions and conditions thereof, to be established as provided in the Indenture and this Supplemental Indenture; and

         WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Supplemental Indenture and all requirements necessary to make this Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

         NOW, THEREFORE, in consideration of the purchase and acceptance of the Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                                   ARTICLE ONE

                    General Terms and Conditions of the Notes

         SECTION 1.01. There shall be one or more additional series of Securities designated "Medium Term Notes," to bear such further designations as hereafter provided, which series shall be unlimited in principal amount. The forms of the Notes of each such series shall be established by an Officer's Certificate delivered to the Trustee on or before the date of first authentication of Notes of each such series and shall contain suitable provisions with respect to the matters hereinafter in this Article specified, including any further designation or descriptive title, the date or dates of Maturity for the Notes of each such series, the rate or rates at which the Notes of each such series shall bear interest, the date or dates on which such interest shall be payable, the date from which the Notes of each such series shall bear interest if such date is not the date of first authentication of Notes of each such series, and other matters permitted by Section 3.1 of the Indenture. Such Notes shall be issued as fully registered Securities in denominations of One Thousand Dollars and, at the option of the Company, in any integral multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof). Unless otherwise provided in the Officer's Certificate establishing the form of the Notes of each such series, the principal of, and premium, if any, and interest, if any, on the Notes of each series shall be payable at the office and agency of the Company in Charlotte, North Carolina, in such coin or currency of the coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The Notes of each such series shall be dated as in the Indenture provided.

         SECTION 1.02. (a) If so provided in the Officer's Certificate establishing the form of a series of Notes, such Notes shall be issued as Registered Securities in global form (a "Global Notes") in an aggregate principal amount equal to the principal amount of the Notes, to be registered in the name of The Depository Trust Company, New York, New York or any successor registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other applicable statute or regulation, as the Depository, or its nominee, and delivered by the Trustee to the Depository for crediting to the account of its participants pursuant to the instructions of the Company. Payments on any Note issued as a Global Note will be made to the Depository.

         (b) Pursuant to the provisions of Section 3.5 of the Indenture, a Global Note may be transferred, in whole but not in part, in the manner provided in Section 3.5 of the Indenture, only by the Depository for such series to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or such nominee to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

         (c) If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depositary for the Notes or if at any time the Depository for the Notes shall no longer be a clearing agency registered under the Exchange Act, or other applicable statue or regulation, and a successor Depository for the Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 1.02 shall no longer be applicable to the Notes and the Company will execute and, subject to Section 3.5 of the Indenture, the Trustee will, upon receipt of a Company Order for the authentication and delivery of certificated Securities of like tenor, authenticate and deliver Notes of like tenor in certified form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. In addition, the Company may at any time determine in its sole discretion that the Notes shall no longer be represented by a Global Note, and that the provisions of this Section 1.02 shall no longer apply to the Notes. In such event, the Company will execute and, subject to
Section 3.5 of the Indenture, the Trustee, upon receipt of a Company Order evidencing such determination by the Company, will authenticate and deliver certificated Notes in authorized denominations, and in aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. Upon exchange of the Global Note for such Notes in definitive registered form without coupons, in authorized denominations, the Global Note shall be canceled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Note pursuant to this Section 1.02(c) shall be registered in such names and authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Depository for delivery to the persons in whose names such Notes are so registered.

         SECTION 1.03. If the Notes of a series are issued in certificated form, principal of and premium, if any, and interest thereon will be payable, the transfer thereof will be registerable, and such Notes will be exchangeable for Notes of the same series bearing identical terms and provisions, at the office or agency of the Company in the City of Charlotte, North Carolina, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on any of such Notes may be made at the option of the Company (i) by check mailed to the Holder thereof at such address as shall appear in the Security Register or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the Register.


                                   ARTICLE TWO

                                  Other Matters

         SECTION 2.01. (a) The Company designates the Trustee as Paying Agent and Registrar with respect to the Notes, and designates the Corporate Trust Office of the Trustee as an office at which (i) the principal of and premium, if any, and interest on the Notes shall be payable, (ii) registration of transfers and exchanges of the Notes may be effected and (iii) notices and demands to or upon the Company in respect of the Notes and the Indenture may be served.

         (b) The Company reserves the right to change, by one or more supplemental indentures, any such designation made pursuant to this Section 2.01.

         SECTION 2.02. The proper officers of the Company may execute, with the Paying Agent and any Authenticating Agent for the Notes, one or more letters of representations and other customary documentation to the Depository and any supplements or amendments thereto necessary or desirable to make Notes eligible for deposit at the Depository; provided, however, that the Company reserves the right to terminate any such letter of representations or other agreement by one or more Officer's Certificates; provided further, however, that the Company reserves the right to enter into similar agreements with any other Depository with respect to the Notes by one or more Officer's Certificates.

         SECTION 2.03. Subject to the provisions of the Indenture (including, without limitation, Section 4.6 thereof), the provisions of Sections 4.4 and 4.5 of the Indenture shall be applicable to the Notes.



                                  ARTICLE THREE

                            Miscellaneous Provisions

         SECTION 3.01. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         SECTION 3.02. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity of sufficiency of this Supplemental Indenture.

         SECTION 3.03. THIS SUPPLEMENTAL INDENTURE, THE NOTES AND ANY COUPONS APPERTAINING THERETO SHALL, PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SUCH SECTION 5-1401).

         SECTION 3.04. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested all as of the day and year first written.

                                  PUBLIC SERVICE COMPANY OF
NORTH CAROLINA, INCORPORATED
[Seal]

                                  By: /s/ Mark R. Cannon
                                      ----------------------------------------
Attest:                           Its: Controller
                                       ---------------------------------------


/s/ Lynn M. Williams
--------------------------------------------
Secretary

                                      FIRST UNION NATIONAL BANK, as
Trustee
[Seal]

                                      By: /s/ Marcian Cromwell
                                          -----------------------------------
Attest:                               Its: Assistant Vice President
                                           -------------------------------------


/s/ Beverly M. Miles
--------------------------------------------
Title: Trust Officer